Investor Presentation

The Combination of SP Acquisition Holdings, Inc. & Frontier Financial Corporation

Safe Harbor Statement

This presentation contains forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance, and business of the combined entity following the consummation of the Merger. These statements are preceded by, followed by, or include the words "believes," "expects," "anticipates," or "estimates," or similar expressions. Many possible events or factors could affect the future financial results and performance of the combined entity following the Merger. This could cause the results or performance of the combined entity to differ materially from those expressed in the forward-looking statements. Investors should consider these important factors when voting on the Merger. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include (1) delays in closing the Merger whether due to the inability to obtain stockholder or regulatory approval or otherwise, (2) loss of key personnel or an expenditure by the combined entity of a greater amount of resources attracting, retaining and motivating key personnel than in the past, (3) a significant increase in competition among depository and other financial institutions, (4) changes in the interest rate environment that reduce operating margins, (5) general economic conditions, either nationally or in Washington and Oregon, may be less favorable than expected resulting in, among other things, a deterioration in credit quality and an increase in credit risk-related losses and expenses, (6) loan losses may exceed the level of allowance for loan losses of the combined entity, (7) the rate of delinquencies and amount of charge-offs may be greater than expected, (8) the rates of loan growth and deposit growth may not increase as expected, (9) legislative or regulatory changes may adversely affect the business of the combined entity, (10) SP Acquisition Holdings, Inc. must successfully integrate Frontier Financial Corporation's operations with its existing operating platforms if the Merger is consummated, (11) costs related to the Merger may reduce the combined entity's working capital and (12) SP Acquisition Holdings, Inc. may fail to close the Merger and may be forced to dissolve and liquidate.

Frontier Financial and SP Acquisition Holdings Overview

- Frontier Financial Corporation ("FFC") is a Washington-based bank holding company, providing financial services through its commercial bank subsidiary, Frontier Bank ("Frontier", or "the Bank"), since 1978. Frontier offers a wide range of banking and financial services to businesses and individuals in the State of Washington and in the Portland / Salem metropolitan markets in Oregon, including trust, cash management, and investment and insurance products (~$4 billion of Total Assets as of June 30, 2009)

- SP Acquisition Holdings, Inc. ("SPAH") is a special purpose acquisition company organized under the laws of the State of Delaware in February 2007. SPAH was formed for the purpose of acquiring, through a merger or other similar business combination, one or more businesses or assets (~$426 million of cash held in trust account as of June 30, 2009)

- FFC, like many of its regional banking peers has been closely managing its capital resources in light of the deterioration of the real estate market
  - FFC has been actively pursuing a capital investment

- This transaction will benefit the shareholders of FFC and SPAH
  - FFC shareholders will receive a transformational injection of common equity
  - SPAH will have the opportunity to acquire substantial ownership in an attractive community bank franchise at historically low valuations

Executive Summary

- SPAH and FFC signed a merger agreement on July 30, 2009
- The transaction will create a new company with Frontier's existing business and approximately $400 million of new equity capital, creating a well-capitalized bank that is positioned to take advantage of growth opportunities in this attractively valued market environment
  - Closing anticipated in Q4 2009
- Each share of FFC's common stock outstanding will be exchanged for the right to receive 0.0530 shares of SPAH common stock and 0.0530 SPAH warrants upon completion of the merger
  - Such warrants will have an exercise price of $11.50 per share and will be exercisable for 7 years after closing
- As part of the transaction, there will be a substantial realignment of the capital structure of SPAH which will eliminate dilution from the SPAC structure
  - SP Acq LLC and SPAH Directors will forfeit approximately 9.5 million shares
  - All warrants will be exchanged for new warrants with a strike price of $11.50 and will be exercisable for 7 years after closing
- Existing Frontier management will continue to operate the Bank
- FFC Board of Directors will consist of Warren Lichtenstein as Chairman of the Board, Pat Fahey, current Chairman and CEO of FFC, and 3 other directors to be selected from existing FFC and / or SPAH directors
- A SP Acq LLC affiliate will invest $30 million of additional capital at transaction close, confirming due diligence
- Transaction is subject to approval of Frontier shareholders, SPAH shareholders, SPAH warrant holders and applicable regulators
  - Discussions with regulators began prior to announcement, including FDIC, State of Washington and Federal Reserve Board ("FRB")

Executive Summary (cont'd)

- Fortified Balance Sheet
  - Significantly improves balance sheet liquidity through the infusion of over $400 million in cash
  - Recapitalizes the Bank with over $400 million in new common equity
  - Immediately reduces risk profile and provides valuable flexibility in addressing workouts of nonperforming loans
- Strategic Position
  - Distinguishes Frontier as a "survivor" while competitors continue to navigate challenging conditions
    - Will be a strong message in today's marketplace
  - Strong market presence in vibrant markets
    - Frontier's deposit market share ranked 7th in the Seattle MSA
    - Markets have strong demographic trends and diversified economies which are forecast by Moody's to begin recovery in Q4 2009
  - Ability to pursue unique growth opportunities
    - Special Assets Group proving its ability to manage workouts of non-performing loans
    - Opportunities to grow loan portfolio in a market environment with attractive spreads for good credits
  - Additional capital will alleviate burdens of existing regulatory oversight
- Business Strategy
  - Continued use of Frontier's valuable image and reputation – over 30 years of brand equity
  - Leverage cultural heritage of efficiency and high performance
  - Management's business banking model will benefit significantly from addition of capital
  - Current strong market position will be used as competitive advantage while pursuing business customers
  - Retention of key executives will ensure transitional continuity for customers and employees
- SPAH investors presented with opportunity to acquire financial institution at historically low valuation

Transaction Highlights

- As part of the transaction, an affiliate of SP Acq LLC will invest $30 million in SPAH in exchange for 3 million newly issued shares and 3 million newly issued warrants
- SP Acq LLC and SPAH Directors will forfeit approximately 9.5 million shares, eliminating dilution from the original promote
  - SP Acq LLC and SPAH Directors will retain approximately 17.2 million warrants and agree to move the strike price on these warrants from $7.50 to $11.50 and extend the exercise period to 7 years after closing
- The co-investment and SP Acq LLC's restructured ownership position demonstrates their confidence in the new company and confirms their diligence on the business and loan portfolio

Proposed Transaction Structure



Pre-Transaction
Transaction
Pro Forma
Frontier
SPAH
Public Shareholders
SPAH Shareholders
47.1 mm shares
43.3 mm shares
43.3 mm warrants
SP Acq LLC and SPAH Director Shares
10.2 mm shares
17.1 mm warrants
SP Acq LLC Affiliate
0.7 mm shares
0.7 mm warrants
Frontier
SPAH
Public Shareholders
SPAH Shareholders
0.0530 exchange ratio
43.3 mm shares
43.3 mm warrants
SP Acq LLC and SPAH Director Shares
0.7 mm shares
17.1 mm warrants
SP Acq LLC Affiliate Co-invest
3.0 mm shares
3.0 mm warrants
SP Acq LLC Affiliate
0.7 mm shares
0.7 mm warrants
Pro Forma Frontier
Pro Forma Public Shareholders
50.2 mm shares
66.6 mm warrants

Summary of Ownership

(USD millions)	Shares	Warrants
Public	43.3	43.3
SP Acq LLC and SPAH Directors	0.7	17.2
Steel Partners Holdings	0.7	0.7
Steel Partners Holdings Co-Invest	3.0	3.0
Securities to FTBK	2.5	2.5
Total Shares	**50.2**	**66.6**

* *Figures are approximate*

Pro Forma Ownership and Warrant Exercise

Pre-Warrant Exercise


2%
7%
5%
86%
Current SPAH Shareholders
Current FTBK Shareholders
SP Acq LLC and SPAH Directors
SP Acq LLC Affiliate

Total Shares Outstanding: 50.2 million

Post-Warrant Exercise


6%
16%
4%
74%
Current SPAH Shareholders
Current FTBK Shareholders
SP Acq LLC and SPAH Directors
SP Acq LLC Affiliate

Total Shares Outstanding: 116.8 million

- Exercise of the warrants would contribute significant additional capital into the new company
- At a strike price of $11.50, full exercise of the pro forma outstanding warrants would add an additional $766 million of cash

Summary of Shares (USD millions)	At IPO	At Transaction	Fully Diluted
Common Shares			
Public	43.3	43.3	43.3
SP Acq LLC and SPAH Directors	10.2	0.7	0.7
SP Acq LLC Affiliate	0.7	0.7	0.7
SP Acq LLC Affiliate Co-Invest	--	3.0	3.0
Shares to FTBK	--	2.5	2.5
Total Shares	**54.1**	**50.2**	**50.2**
Warrants			
Public	43.3	--	43.3
SP Acq LLC and SPAH Directors	17.2	--	17.2
SP Acq LLC Affiliate	0.7	--	0.7
SP Acq LLC Affiliate Co-Invest	3.0	--	3.0
Warrants to FTBK	--	--	2.5
Pro Forma Warrants	**64.1**	**--**	**66.6**
Fully Diluted Shares	118.2	50.2	116.8
Warrant Strike Price	$7.50	$11.50	$11.50
Proceeds From Warrants	--	--	$766.0
Ownership			
Public	80.0%	86.3%	74.1%
SP Acq LLC and SPAH Directors	18.8%	1.4%	15.3%
SP Acq LLC Affiliate	1.2%	7.3%	6.3%
FTBK	--	5.0%	4.3%

Frontier Financial Overview

- FFC, through its subsidiary Frontier Bank, a State of Washington chartered bank regulated by the FDIC, services customers primarily in Washington with a small presence in Oregon
  - As of June 30, 2009, FFC had $3.4 billion in Gross Loans, $98.6 million of Loan Loss Reserves and ~$4.0 billion of Total Assets
  - At June 30, 2009, the Bank had 51 branches and 714 employees
    - The Bank has consolidated two branches in Poulsbo into one branch
- The Bank's loan portfolio consists of Commercial & Industrial (12%), Commercial Real Estate (30%), Construction (21%), Land Development (14%), Lots (8%) and Residential 1-4 Family (13%)
  - Other loans make up less than 3% of the portfolio
  - Non-performing loans totaled $764 million (before reserves and not including other real estate owned) as of June 30, 2009
- In November 2008, the Bank created a Special Assets Group of 37 professionals who workout, monitor and track non-performing assets
- In December 2008, FFC announced a pro-active management transition and implementation of a revised business plan designed to reduce risk and improve long-term profitability
  - Pat Fahey and Mike Clementz, board members currently and at that time, joined as CEO and President of FFC respectively to anchor the new management team
  - Both Mr. Fahey and Mr. Clementz have substantial experience as successful bank CEO's in the region
- On March 18, 2009 the FDIC and State of Washington issued a cease and desist order to the Bank (a similar agreement was later entered into between FFC and the FRB), which, among other things, prohibits the Bank from paying dividends and mandates that the Bank maintain a 10.0% Tier I Leverage Ratio, not extend any more credit to any debtor or guarantor of a loan that is non-performing, no longer utilize additional brokered CDs to fund its operations and reduce concentration in real estate loans
  - Management believes that it is in compliance with every aspect of this order except for the Tier I Capital requirement

Powerful Position in Attractive Puget Sound Area


Washington
Oregon
SEATTLE
Olympia

- From its headquarters in Everett, WA the Bank has built a strong competitive position over its 30 year history through organic growth and acquisition
- Frontier ranks 8th in the State of Washington's deposit market share and operates 48 branches in the state
- Demographic trends are attractive in the area including strong population growth and above average household incomes
- The economy within Frontier's Washington footprint is highly diversified and includes large employers such as Boeing, Microsoft, Amazon, the Port of Tacoma, the Port of Everett, Starbucks and Costco
  - Regional economy should benefit from increase in technology spending in 2010 and beyond
  - Strong ties to global economy
  - Construction activity has started to return
- Frontier has targeted the I-5 corridor from Seattle/Bellevue to Tacoma for future growth opportunities

Substantial Growth Potential in Oregon



Portland
PORTLAND
Salem
Eugene

- Frontier's position in Oregon is notably less developed
  - 3 branches, acquired via acquisition late in 2007
- Oregon deposit market share over 50% concentrated in the top 4 national banks
  - Significant opportunity for community banks
- Strong demographic trends and stabilizing economic condition, Oregon anticipated to begin recovery in Q4 2009
- Diverse economy with foundations in natural resources and agriculture with more recent growth in manufacturing and high technology
- The Bank's presence in Oregon provides a key platform for potential growth as Oregon law prohibits de novo branching by out of state companies, providing a legitimate barrier of entry to competitors

Well-Positioned in Washington

Washington

Rank	Company Name	Branches in Market	Total Market Deposits	Market Share (%)
1	Bank of America Corp.	239	26,323,252	23.4
2	JPMorgan Chase & Co.	189	12,443,533	11.1
3	U.S. Bancorp	185	9,836,558	8.8
4	Wells Fargo & Co.	159	7,908,450	7.0
5	KeyCorp	152	7,882,984	7.0
6	Sterling Financial Corp.	72	4,264,635	3.8
7	Washington Federal Inc.	56	3,522,753	3.1
8	**Frontier Financial Corp.**	**48**	**3,130,922**	**2.8**
9	Banner Corp.	65	2,996,865	2.7
10	W.T.B. Financial Corp.	25	2,355,857	2.1
	Market Total	1,931	112,330,698	

Pierce County, WA

Rank	Institution	Branches in Market	Total Market Deposits	Market Share (%)
1	Columbia Banking System Inc.	23	1,491,952	17.4
2	KeyCorp	28	1,367,393	16.0
3	Bank of America Corp.	19	1,136,943	13.3
4	JPMorgan Chase & Co.	15	783,849	9.2
5	Wells Fargo & Co.	14	728,232	8.5
6	Rainier Pacific Finl Group Inc	11	448,091	5.2
7	U.S. Bancorp	22	438,772	5.1
8	**Frontier Financial Corp.**	**8**	**283,661**	**3.3**
9	Heritage Financial Corp.	7	242,827	2.8
10	Pierce County Bancorp	1	236,292	2.8
	Total For Institutions In Market	205	8,569,710	

Snohomish County, WA

Rank	Company Name	Branches in Market	Total Market Deposits	Market Share (%)
1	**Frontier Financial Corp.**	**14**	**1,818,091**	**18.7**
2	JPMorgan Chase & Co.	22	1,311,205	13.5
3	Bank of America Corp.	24	1,213,744	12.5
4	City Bank	6	834,687	8.6
5	Cascade Financial Corp.	13	743,393	7.6
6	Wells Fargo & Co.	17	585,802	6.0
7	KeyCorp	17	499,540	5.1
8	Sterling Financial Corp.	4	396,214	4.1
9	U.S. Bancorp	12	299,727	3.1
10	Washington Federal Inc.	6	287,679	3.0
	Market Total	193	9,739,535	

King County, WA

Rank	Company Name	Branches in Market	Total Market Deposits	Market Share (%)
1	Bank of America Corp.	98	19,821,670	36.6
2	U.S. Bancorp	54	6,634,246	12.3
3	JPMorgan Chase & Co.	79	6,339,110	11.7
4	Wells Fargo & Co.	63	4,681,033	8.7
5	KeyCorp	54	4,172,543	7.7
6	Washington Federal Inc.	32	2,451,619	4.5
7	HomeStreet Inc.	9	971,046	1.8
8	First Financial Northwest Inc	1	867,502	1.6
9	Sterling Financial Corp.	14	669,743	1.2
10	**Frontier Financial Corp.**	**13**	**616,403**	**1.1**
	Market Total	539	54,106,518	

Source: SNL Financial

Important Foothold in Oregon

Oregon

Rank	Company Name	Branches in Market	Total Market Deposits	Market Share (%)
1	U.S. Bancorp	190	8,363,633	17.0
2	Bank of America Corp.	90	6,568,087	13.4
3	Wells Fargo & Co.	128	6,074,980	12.4
4	JPMorgan Chase & Co.	105	5,600,526	11.4
5	Umpqua Holdings Corp.	72	3,509,155	7.1
6	KeyCorp	66	3,399,343	6.9
7	Sterling Financial Corp.	68	2,049,897	4.2
8	West Coast Bancorp	54	1,653,133	3.4
9	Washington Federal Inc.	27	1,174,414	2.4
29	**Frontier Financial Corp.**	**3**	**172,640**	**0.4**
	Market Total	**1,120**	**49,161,075**	

Marion County, OR

Rank	Company Name	Branches in Market	Total Market Deposits	Market Share (%)
1	West Coast Bancorp	14	575,260	16.9
2	U.S. Bancorp	14	534,675	15.7
3	JPMorgan Chase & Co.	11	519,485	15.2
4	Wells Fargo & Co.	13	405,765	11.9
5	KeyCorp	8	240,247	7.0
6	PTB Corporation	2	220,509	6.5
7	Umpqua Holdings Corp.	3	202,221	5.9
8	Cascade Bancorp	3	137,995	4.0
9	**Frontier Financial Corp.**	**1**	**137,010**	**4.0**
10	Washington Federal Inc.	2	104,434	3.1
	Total For Institutions In Market	**83**	**3,412,524**	

Source: SNL Financial

Assets and Liabilities

USD thousands as of June 30, 2009



Loan Portfolio
Installment & Other loans 2%
Loans Held for Sale 0%
Residential 1-4 family 13%
Commercial & Industrial 12%
Completed Lots 8%
Land Development 14%
Commercial Real Estate 30%
Construction 21%
$3,416,219



Non-Performing Assets
Commercial & Industrial 3%
Installment & Other loans 0%
Residential 1-4 family 5%
OREO 7%
Commercial Real Estate 9%
Completed Lots 11%
Construction 32%
Land Development 33%
$818,700



Deposit / Funding Mix
Federal Funds Purchased 0%
FHLB Advances 11%
Non-Interest Bearing Deposits 11%
Money Market, Sweep & NOW Accounts 11%
Time Deposits - Greater than $100K 21%
Savings Accounts 8%
Brokered CDs 16%
Time Deposits - Less than $100K 22%
$3,687,827

- Acquisition, Development and Construction loans ("ADC Loans"), categorized as construction, land development and completed lot loans at the Bank, comprise the majority of the loan portfolio and non-performing assets
  - This portfolio has been actively managed and heavily reviewed over last 12 months
- The Special Assets Group has been highly effective managing credit workouts
  - Weekly in-person team meetings to report progress, brainstorm and share strategies
- Management has successfully reduced risk concentrations and overall risk profile of loan portfolio
  - Both totals outstanding and loan commitments – most significantly in construction loan book – down over $900 million during the last twelve months
- Historically, funding base was created in response to significant loan growth resulting in large proportion of higher cost deposits
  - Going forward, funding will pace growth and business development will focus on low-cost deposits

Addressing the Credit Issues

- Significant progress has been made by the efforts of the existing Frontier team
- As of June 30, 2008
  - Gross Loans: $3,803 million
  - ALLL: $79 million
  - Tangible Equity: $384 million
- As of June 30, 2009
  - Gross Loans: $3,411 million
  - ALLL: $99 million
  - Tangible Equity: $269 million
  - LTM Charge-offs: $205 million
- 8.4% of Gross Loans since 6/30/08 have been charged-off or reserved against for losses over the past twelve months ((LTM Charge-offs + Current ALLL) / Average Gross Loans)
- Additional reserves and charge-offs will continue to be taken as appropriate – the new capital will serve as a cushion to any incremental write-downs that are necessary
- It is expected that there will be a recovery of some amount of charged-off assets

Transaction Due Diligence

- The credit due diligence process on the current credit portfolio of Frontier was extensive; credit analysis was completed by multiple parties including:
  - The Bank's Special Assets Group made internal assessments for potential loan losses and quality of collateral
    - Recent work-outs and property sales providing real data to support valuations
  - A third-party loan review was conducted twice in the past nine months. This group was onsite and physically reviewed 65% of the loan portfolio on a loan-by-loan basis as recently as July 2009 - a statistical extrapolation was performed on the balance of the loan portfolio

- Other legal, financial, regulatory and operational reviews were performed

- FFC has been subject to ongoing oversight and review as part of its cease and desist order with the FDIC and the State of Washington, and as part of its agreement with the FRB

- A fair value assessment for FAS141(r) purposes is currently in progress for the post-transaction balance sheet and will be presented in the forthcoming proxy materials – expected to be filed shortly

Closing Conditions

- SPAH needs 50% + 1 vote in order to gain shareholder approval to complete the merger
- SPAH cash redemptions limited to under 10%
- SPAH needs 50% + 1 vote to amend the warrant agreement – (including 50% + 1 of the public warrant holders)
- SPAH is currently in the process of applying for bank holding company status with the FRB and approval from the State of Washington, which will need to be obtained prior to close
- Currently, the Bank is operating under a cease and desist order from the FDIC and the State of Washington, and a written agreement with the FRB that each imposes incremental regulatory oversight and limits certain business activities - under the proposed transaction, SPAH is seeking to negotiate certain key provisions of the cease and desist order and written agreement

Management – Holding Company

- **Warren G. Lichtenstein** – Chairman of the Board of post-transaction Frontier Financial Corporation
  - Warren is currently Chairman, President and CEO of SPAH. He has more than 20 years of experience investing globally in public and private companies, including debt and equity securities. He co-founded and manages Steel Partners Holdings L.P., Steel Partners II, L.P., Steel Partners Japan Strategic Fund (Offshore), L.P., Steel Partners China Access I L.P. Warren is Chief Executive Officer of Steel Partners LLC, a global management firm
- **Patrick M. Fahey** – CEO & Director of the Board of post-transaction Frontier Financial Corporation and Director of post-transaction Frontier Bank
  - Pat has over 40 years in the banking industry and has been a director since January 2006. He currently serves as Chairman and CEO of Frontier Financial Corporation and Chairman of Frontier Bank. He was founding chairman, President and CEO of Pacific Northwest Bank for 16 years
- **Michael J. Clementz** – President of post-transaction Frontier Financial Corporation
  - Mike has been in the banking industry for over 45 years. He joined Frontier in July 2000 through the merger of Liberty Bay Financial Corporation and North Sound Bank where he was founder, president, CEO and chairman. From 2003 until 2005, Mike served as President and CEO of Frontier Financial Corporation, and as President of Frontier Financial Properties from 2006 until December of 2008. He currently serves as President of Frontier Financial Corporation and CEO of Frontier Bank
- **Carol E. Wheeler** – CFO & Secretary of post-transaction Frontier Financial Corporation
  - Carol has been with Frontier since 1978. She established its Audit Department (1983), and she served as senior vice president and internal auditor as the bank grew from $100 million to $2 billion, including the holding company and subsidiaries

Management – Bank

- **John McNamara** – Chairman of the Board of post-transaction Frontier Bank
  - John is currently Managing Director, Head of Capital Markets and an investment professional of Steel Partners LLC. Previously, he was a Managing Director and Partner at Imperial Capital LLC. Mr. McNamara began his career at Bay Banks, Inc. where he served in lending and work-out capacities
- **Michael J. Clementz** – CEO of Frontier Bank
- **John J. Dickson** – President of Frontier Bank
  - John has been with Frontier since April 1985. He became president of Frontier Bank in December 2008 and was previously its CEO from May 2003 to November 2008. In addition he served as president and CEO of Frontier Financial from January 2006 through November 2008. John spent most of his early tenure in the financial area of the bank, along with several years in credit administration and as a loan officer
- **Robert W. Robinson** – Executive Vice President and Chief Credit Officer
  - Rob has spent more than 23 years in the banking industry. He joined Frontier in July 2000 through the merger of Liberty Bay Financial Corporation. Rob was formerly the president and director of Liberty Bay Financial Corporation and North Sound Bank
- **Lyle E. Ryan** – Executive Vice President, Private Client Services
  - Lyle has over 38 years of banking experience. He joined Frontier in October 1979 as a commercial loan officer and currently serves as EVP and Senior Branch Administrator. Prior to Frontier, he worked at Olympic Bank and the U.S. National Bank of Oregon
- **R. James Mathison** – Executive Vice President and Chief Operating Officer
  - Jim has been Frontier since October 2004, originally as Executive Vice President and Chief Information Officer and now as EVP and Chief Operating Officer. Jim has more than 30 years of experience in the banking and technology industries. Prior to joining Frontier, Jim was a managing partner for RZA & Associates, a consulting company providing bank operations and technology consulting services

Summary of Transaction

- The transaction will create a new company with Frontier's existing business and approximately $400 million of new equity capital, creating a well-capitalized bank that is positioned to take advantage of growth opportunities in this attractively valued market environment
- Each share of FFC's common stock outstanding will be exchanged for the right to receive 0.0530 shares of SPAH common stock and 0.0530 SPAH warrants upon completion of the merger
  - Such warrants will have an exercise price of $11.50 per share and will be exercisable for 7 years after closing
- As part of the transaction, there will be a substantial realignment of the capital structure of SPAH which will eliminate dilution from the SPAC structure
  - SP Acq LLC and SPAH Directors will forfeit approximately 9.5 million shares
  - All warrants will be exchanged for new warrants with a strike price of $11.50 and will be exercisable for 7 years after closing
- A SP Acq LLC affiliate will invest $30 million of additional capital at transaction close, confirming due diligence
- Pro forma for the transaction, the company will have
  - Credible book equity
  - High level of liquidity with ~20% of assets in Cash, Cash Equivalents and Securities
  - Solid, well-known regional franchise with strong presence in the State of Washington
- Given strong capital ratios, the bank will have the ability to opportunistically take advantage of acquisition and growth opportunities
  - Distressed loan portfolios
  - Consolidation of other distressed banks with the potential of receiving government assistance
  - Grow the loan portfolio, including increasing the proportion of C&I loans
- Transaction is subject to approval of Frontier shareholders, SPAH shareholders, SPAH warrant holders and applicable regulators